Exhibit 10.1

THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

October 26, 2015

i

6.9	Expenses	7
6.10	Amendments and Waivers	7
6.11	Severability	7
6.12	Entire Agreement	7
6.13	Nasdaq Listing	7

ii

THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

THIS ORDINARY SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of the 26th day of October, 2015, by and among Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), and

(a)         CF WOODFORD EQUITY INCOME FUND, acting by its investment manager, WOODFORD INVESTMENT MANAGEMENT LLP, a limited liability partnership registered in England and Wales under number OC390366;

(b)         ABU DHABI INVESTMENT AUTHORITY, acting by its investment manager for the West Portfolio, WOODFORD INVESTMENT MANAGEMENT LLP, a limited liability partnership registered in England and Wales under number OC390366; and

(c)          OLD MUTUAL WOODFORD EQUITY INCOME FUND, acting by its investment manager, WOODFORD INVESTMENT MANAGEMENT LLP, a limited liability partnership registered in England and Wales under number OC390366,

(each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers desire to enter into this transaction to purchase the Purchased Shares (as defined below) set forth herein pursuant to the Company’s currently effective Registration Statement on Form S-3 (Registration Number 333-205275) (the “Registration Statement”), which has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”) by the United States Securities and Exchange Commission (the “SEC”).

WHEREAS, the Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement ordinary shares, par value $0.00001 per share, of the Company (the “Ordinary Shares”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Shares.

1.1                               Sale and Issuance of Ordinary Shares.  On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance to the Purchasers of an aggregate of 3,859,649 Ordinary Shares (the “Purchased Shares”) at a per share price equal to US$14.25 (the “Per Share Price”) for an aggregate purchase price of US$55,000,000 (the “Aggregate Purchase Price”).  The Purchased Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Memorandum and Articles of Association (the “Restated Articles”).

1.2                               Closing.  Subject to the satisfaction (or waiver) of the conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company on the Closing Date (as defined below), the number of Purchased Shares set forth opposite each Purchaser’s name on Schedule A hereto for the Per Share Price for each such Purchased Share (the “Closing”).  The time and date of the Closing (the “Closing Date”) shall be 6:00 a.m., Pacific Time, on October 29, 2015 at 901 Gateway Boulevard, South San Francisco, California 94080 or at such other place as the parties may agree.  Prior to the Closing, the Purchasers will initiate an irrevocable wire transfer for their respective portions of the Aggregate Purchase Price to the account designated by the Company and following confirmation of receipt of such payment, the Company shall cause Computershare Inc., the Company’s transfer agent, through the Depository Trust Company (“DTC”) Fast Automated

Securities Transfer Program, to credit the number of Purchased Shares purchased by each Purchaser to such Purchaser’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system.  As used herein, “business day” shall mean any weekday that is not a day on which banking institutions in San Francisco, California or London, United Kingdom are authorized or obligated to close.

2.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that, as of the date hereof, except as set forth in the SEC Reports (as defined below) which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1                               Incorporation, Good Standing and Qualification.  The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, (ii) to issue and sell Ordinary Shares pursuant to this Agreement, (iii) to perform its obligations under the Restated Articles, and (iv) to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2                               Authorization.

(a)                                 All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Ordinary Shares hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)                                 The Board of Directors or a duly authorized committee of the Board of Directors of the Company (the “Board of Directors”) has approved the entry by the Company into this Agreement and the performance of the Company’s obligations hereunder.

2.3                               Valid Issuance of Ordinary Shares.  The Ordinary Shares that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement the Restated Articles and under applicable state and federal securities laws.  The Ordinary Shares that are being purchased by the Purchasers under this Agreement will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

2.4                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) any required filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any required foreign antitrust or competition act and (ii) the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Purchased Shares (the “Prospectus Supplement”).

2.5                               Offering.  The issuance by the Company of the Purchased Shares has been registered under the Securities Act, the Purchased Shares are being issued pursuant to the Registration Statement. The Registration Statement is effective and available for the issuance of the Purchased Shares thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

2.6                               Litigation.  As of the date hereof, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

2.7                               Compliance with Other Instruments.  Assuming the making of all required filings under the HSR Act and any foreign antitrust or competition act and the receipt of all required clearances, approvals, or waiting period expirations or terminations under the HSR Act and any foreign antitrust or competition acts, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any statute, rule or regulation applicable to the Company or any instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.8                               SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the

Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9                               Absence of Certain Events and Changes.  Since the date of the last day of the period covered by the Company’s most recently filed periodic report covering an annual or quarterly period with the Commission, (i) there has not been any event, change or development which, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the Company; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business; (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders; and (iv) other than the surrender to the Company of Ordinary Shares by employees of the Company in connection with the Company’s payment of withholding taxes due upon the vesting or settlement of employees’ equity awards, the Company has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

2.10                        Corporate Documents.  The Restated Articles are in the form as set forth as exhibits in the SEC Reports.

3.                                      Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants that:

3.1                               Organization; Authorization.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Such Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2                               Disclosure of Information.  Such Purchaser acknowledges receipt of the Prospectus Supplement prior to its execution of this Agreement.

3.3                               No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

3.4                               No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii)

conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

3.5                               Residency; Domicile.  Such Purchaser is a resident of that jurisdiction specified below its address on the signature page hereto.

3.6                               No Regulatory Filings.  Such Purchaser does not have a filing obligation under the HSR Act with respect to the transactions described herein because the size of transaction threshold test would not be satisfied as a result of transactions described herein and as determined in accordance with the HSR Act and the rules and regulations promulgated thereunder.  Nor does such Purchaser have a filing obligation with respect to the transactions described herein under the antitrust or competition acts of other jurisdictions.

4.                                      Conditions of Purchaser’s Obligations at the Closing.   The obligations of each Purchaser under Section 1.2 of this Agreement with respect to the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser if it does not consent thereto:

4.1                               Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.2                               Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true on and as of the Closing.

4.3                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, purchase and sale of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.4                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.                                      Conditions of Company’s Obligations at the Closing.   The obligations of the Company to each Purchaser under this Agreement with respect to the Closing are subject to the fulfillment on or before the Closing of each of the following conditions by such Purchaser:

5.1                               Representations and Warranties.  The representations and warranties of the Purchasers contained in Section 3 shall have been true on and as of the Closing.

5.2                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, purchase and sale of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.                                      Miscellaneous.

6.1                               Survival of Warranties.  The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3                               Governing Law.  This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof.  Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement executed by the Company and the Purchasers, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.7, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

6.4                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.5                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.8                               Finder’s Fee.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9                               Expenses.  Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Purchaser.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of securities purchased pursuant to this Agreement, each future holder of all such securities, and the Company.

6.11                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.13                        Nasdaq Listing.  The Company shall use all commercially reasonable efforts to have the Purchased Shares acquired by the Purchasers at the Closing authorized for listing on Nasdaq.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Renee D. Gala
Name:	Renee D. Gala
Title:	Senior Vice President and
Chief Financial Officer

SIGNATURE PAGE TO THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

PURCHASER:

CF WOODFORD EQUITY INCOME FUND,
acting by its investment manager,
WOODFORD INVESTMENT MANAGEMENT LLP,
a limited liability partnership registered in
England and Wales under number OC390366

By:	WOODFORD INVESTMENT MANAGEMENT LLP,
as agent for and on behalf of CF WOODFORD EQUITY INCOME FUND, a sub fund of CF Woodford Investment Fund

	By:	/s/ Simon Osborne
Signature of Authorized Signatory

	Name:	Simon Osborne

	Title:	Head of Compliance

	Address:	9400 Garsington Road, Oxford, OX4 2HN,

United Kingdom

SIGNATURE PAGE TO THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

PURCHASER:

ABU DHABI INVESTMENT AUTHORITY, acting by its investment manager for the West Portfolio, WOODFORD INVESTMENT MANAGEMENT LLP, a limited liability partnership registered in England and Wales under number OC390366;

By: WOODFORD INVESTMENT MANAGEMENT LLP,
as agent for and on behalf of the ABU DHABI INVESTMENT AUTHORITY, in respect of the West Portfolio

By:	/s/ Simon Osborne
Signature of Authorized Signatory

Name: Simon Osborne

Title: Head of Compliance

Address: 9400 Garsington Road, Oxford, OX4 2HN,

United Kingdom

SIGNATURE PAGE TO THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

PURCHASER:

OLD MUTUAL WOODFORD EQUITY INCOME FUND, acting by its investment manager, WOODFORD INVESTMENT MANAGEMENT LLP, a limited liability partnership registered in England and Wales under number OC390366,

By: WOODFORD INVESTMENT MANAGEMENT LLP,
as agent for and on behalf of the Old Mutual Woodford Equity Income Fund, a sub fund of Old Mutual Multi Manager Trust

By:	/s/ Simon Osborne
Signature of Authorized Signatory

Name: Simon Osborne

Title: Head of Compliance

Address: 9400 Garsington Road, Oxford, OX4 2HN,

United Kingdom

SIGNATURE PAGE TO THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

Schedule A

Schedule of Purchasers

Name	Number of Ordinary Shares Purchased	Total Purchase Price of Ordinary Shares
CF WOODFORD EQUITY INCOME FUND	3,638,105		$51,843,000

ABU DHABI INVESTMENT AUTHORITY — West Portfolio	184,491		$2,629,000

OLD MUTUAL WOODFORD EQUITY INCOME FUND	37,053		$528,000
Total	3,859,649	US$	55,000,000